UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	33-0675505
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

19500 Jamboree Road, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), hereby amends the following items, exhibits and portions of its Registration Statement on Form 8-A as amended by Amendment No. 1  on Form 8-A/A filed with the Securities and Exchange Commission on September 4, 2013 and September 25, 2013, respectively (the “Form 8-A”), as set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A, as amended,  is hereby amended to add the following:

on April 27, 2016, the Company entered into a Second Amendment (the “Second Amendment”) to the Tax Benefits Preservation Rights Agreement, which amends the Tax Benefits Preservation Rights Agreement, dated as of September 3, 2013, as amended by the First Amendment dated as of September 24, 2013 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), as rights agent. American Stock Transfer & Trust Company, LLC also serves as to the Company’s transfer agent.

The Second Amendment extends the Final Expiration Date (as defined in the Rights Agreement) from September 2, 2016 to September 2, 2019.   The Second Amendment also provides that the Rights (as defined in the Rights Agreement) will no longer be exercisable as of the close of business on September 2, 2016 if the Company’s stockholders do not approve the Second Amendment at the Company’s 2016 Annual Meeting of Stockholders.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the full text of the Rights Agreement, which are filed as Exhibit 4.1 to the Company’s Form 8-A filed on September 3, 2013 and Form 8-A/A filed on September 25, 2016 and is incorporated herein by reference, and the Second Amendment, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 29, 2016 and incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1

Articles Supplementary of Series A-1 Junior Participating Preferred Stock. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 4, 2013).

4.1

Tax Benefits Preservation Rights Agreement, dated as of September 3, 2013, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 4, 2013).

4.2

First Amendment to Tax Benefits Preservation Rights Agreement, dated as of September 24, 2013, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2013).

4.3

Second Amendment to Tax Benefits Preservation Rights Agreement, dated as of April 27, 2016, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: April 29, 2016

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	EVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1

Articles Supplementary of Series A-1 Junior Participating Preferred Stock. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 4, 2013).

4.1

Tax Benefits Preservation Rights Agreement, dated as of September 3, 2013, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 4, 2013).

4.2

First Amendment to Tax Benefits Preservation Rights Agreement, dated as of September 24, 2013, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2013).

4.3

Second Amendment to Tax Benefits Preservation Rights Agreement, dated as of April 27, 2016, by and between Impac Mortgage Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2016).